EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-218908) pertaining to Granite Point Mortgage Trust Inc.’s 2017 Equity Incentive Plan, and

•	Registration Statement (Form S-3 No. 333-218197) pertaining to Granite Point Mortgage Trust Inc.’s registration of common stock, preferred stock, debt securities, and depositary shares,

of our report dated March 16, 2018, with respect to the consolidated financial statements and schedule of Granite Point Mortgage Trust Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
March 16, 2018